EXHIBIT 10.4B

PENINSULA GAMING PARTNERS, LLC

PROFITS INTEREST PLAN

[FORM OF REGULAR PROFITS INTERESTS] AWARD AGREEMENT

This Award Agreement (this “Agreement”), dated as of [●], is entered into by and between Peninsula Gaming Partners, LLC, a Delaware limited liability company (the “Company”), and [●] (the “Grantee”).

WHEREAS, the Company maintains the Peninsula Gaming Partners, LLC Profits Interest Plan (the “Plan”), which is incorporated herein by reference as though set forth herein in its entirety (all capitalized terms used herein but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee is an Eligible Participant; and

WHEREAS, the Board has determined that it is in the best interests of the Company and the Members to grant an award of Regular Profits Interests (which shall constitute a transfer of property for purposes of Section 83 of the Internal Revenue Code of 1986, as amended) (the “Award”) to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Grant of Award.  The Company hereby grants the Grantee the following Award: a total of [●] Regular Profits Interests, [●] of which (representing [●]% of all Regular Profits Interests awarded hereunder) shall be subject to time vesting in accordance with Section 2(b) below (the “Time Vesting Regular Profits Interests”), and [●] of which (representing [●]% of all Regular Profits Interests awarded hereunder) shall be subject to performance vesting in accordance with Section 2(c) below (the “Performance Vesting Regular Profits Interests”).

2. Terms and Conditions.  The Award granted hereunder is subject to the following terms and conditions, in addition to the terms and conditions of the Plan and the LLC Agreement.

(a)           Time Vesting Regular Profits Interests.  The Time Vesting Regular Profits Interests shall vest in accordance with the following schedule:

Vesting Date	Percentage Vested
[●]	[●]%
[●]	[●]%
[●]	[●]%
[●]	[●]%

(b) Performance Vesting Regular Profits Interests.  The Performance Vesting Regular Profits Interests shall vest to the extent the Company attains the target Consolidated EBITDA of the Company and its subsidiaries for the fiscal year ending [●] (the “Performance Period”), as set forth in the annual budget of the Company approved by the Board for such fiscal year (the “Target EBITDA”), in accordance with the following schedule:

Target EBITDA Attained	Percentage Vested
Less than $[●] million	0%
At least $[●] million but less than $[●] million	[●]%
At least $[●] million but less than $[●] million	[●]%
At least $[●] million but less than $[●] million	[●]%
At least $[●] million but less than $[●] million	[●]%
At least $[●] million but less than $[●] million	[●]%
At least $[●] million but less than $[●] million	[●]%
At least $[●] million but less than $[●] million	[●]%
At least $[●] million but less than $[●] million	[●]%
$[●] million or greater	100%

To the extent the Performance Vesting Regular Profits Interests do not become vested based on the foregoing schedule for the Performance Period, such unvested Performance Vesting Regular Profits Interests shall be forfeited.  For purposes of this Agreement, the Consolidated EBITDA of the Company and its subsidiaries shall be determined by the Board based on the final audit by the Company’s independent certified public accountants of the Company’s and its subsidiaries’ financial statements for the fiscal year ending [●].

(c) Termination of Employment or Service.  Notwithstanding the foregoing provisions of this Section 2, the following provisions shall apply to the Award:

(i)           Change of Control.1  If the Grantee’s employment or service with the Company and/or its subsidiaries is not terminated in connection with a Change of Control (except as otherwise provided in clause (ii) of this Section 2(c)), then as of the date of such Change of Control, all Regular Profits Interests that have not previously vested shall vest.

(ii) Without Cause, Death or Disability.  If the Grantee’s employment or service with the Company and its subsidiaries terminates due to termination by the Company or such subsidiary without Cause or due to the Grantee’s death or Disability, then as of the date of such termination, all Time Vesting Regular Profits Interests shall vest and all Performance Vesting Regular Profits Interests shall continue to be subject to vesting in accordance with paragraphs (b) and (c)(i) of this Section 2.2

(iii)           Other Employment Termination.  If the Grantee’s employment or service with the Company and its subsidiaries terminates for any reason other than termination by the Company or such subsidiary without Cause or the Grantee’s death or Disability, the Grantee shall, as of the date of such termination, forfeit all of the Regular Profits Interests that have not become vested as of the date of such termination.

___________________________

1 Note that the definition of “Change of Control” in the LLC Agreement (i) does not include an IPO where the composition of the board remains the same during the 24-month period following the IPO, and (ii) does include the adoption of a plan of liquidation.

2 Alternatively, consider whether vesting should be accelerated with respect to Performance Vesting Regular Profits Interests so that they fully vest upon termination without Cause, death or Disability.  Also, consider whether accelerated vesting should occur upon “good reason” or “constructive discharge” termination.

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Withholding Taxes.  The grant and vesting of the Award are subject to withholding of any applicable taxes.  In no event shall Regular Profits Interests be delivered, or amounts paid to the Grantee pursuant to this Agreement, unless and until the Grantee has paid to the Company in cash, or made arrangements satisfactory to the Company regarding the payment of, the amount of any taxes of any kind required by law to be withheld with respect to the Award, and the Company shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee.

(d) No Right to Continued Employment or Services.  Neither the Award nor any terms contained in this Agreement shall confer upon the Grantee any express or implied right to be retained in the employment or service of the Company or any subsidiary thereof for any period or at all, nor restrict in any way the right of the Company or any such subsidiary, which right is hereby expressly reserved, to terminate the Grantee’s employment or services at any time with or without Cause.

(e) Inconsistency with Plan.  Notwithstanding any provision herein to the contrary, the Award provides the Grantee with no greater rights or claims than are specifically provided for under the Plan.  If and to the extent that any provision contained in this Agreement conflicts with the Plan, the Plan shall govern.

(f) Compliance with Laws, Regulations and LLC Agreement.  The Award shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations; (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Board shall, in its sole discretion, determine to be necessary or applicable; and (iii) the terms, conditions and limitations of the Plan and the LLC Agreement (including, without limitation, all provisions thereof relating to transferability or repurchase).  The Grantee acknowledges that the Regular Profits Interests subject to the Award have not been registered under the Securities Act of 1933, as amended, or under any state securities or “blue sky” law or regulation.  As of the date hereof, the Grantee shall execute a joinder to the LLC Agreement (in the form provided by the Company) with respect to the number of Regular Profits Interests subject to the Award.

3.	Miscellaneous.

(a) This Agreement shall be governed by the laws of the state of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  Except as otherwise permitted by the Plan, this Agreement may not be terminated, modified or amended, nor may any provision hereof be waived, in any way except in writing signed by the parties hereto.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) The Board may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate.  Without limiting the generality of the foregoing, the Board may interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law.  In the event of any dispute or disagreement as to the interpretation of this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Agreement, the decision of the Board shall be final and binding upon all persons.

NEWYORK 7198733 (2K)

(c) The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(d) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto; provided, however, that the provisions of any employment or services agreement shall be applicable with respect hereto to the extent expressly provided for herein.

(e) This Agreement has been executed in two counterparts, each of which shall constitute one and the same instrument.

4.	Definitions. For purposes of this Agreement:

(a)           (i) if the Grantee is party to an effective employment or services agreement with the Company or any of its subsidiaries that contains a definition of “Cause,” then “Cause” shall have the same meaning as such term is defined therein; or (ii) otherwise, “Cause” shall mean (1) the Grantee’s engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (2) the Grantee’s repeatedly failing to adhere to the directions of the Grantee’s superiors or the Board or the written policies and practices of the Company or a subsidiary thereof; (3) the commission by the Grantee of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or a subsidiary thereof; (4) the Grantee’s engaging in any fraud, misappropriation or embezzlement; (5) a breach by the Grantee of any noncompetition, nonsolicitation, confidentiality or other restrictive covenant agreement between the Grantee and the Company or a subsidiary thereof; (6) a material failure by the Grantee to perform substantially and adequately the Grantee’s duties in respect of the Company or a subsidiary thereof; or (7) any illegal act of the Grantee detrimental to the Company or a subsidiary thereof.

(b)           “Change of Control” shall have the meaning given such term in the LLC Agreement.

(c)           The Grantee shall be considered to have a “Disability” during the period in which the Grantee is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition has had, or is reasonably expected to have, a duration of not less than 120 days; provided, however, that if the Grantee is party to an effective employment or services agreement with the Company or any of its subsidiaries that contains a definition of “Disability,” “Disabled,” “Total Disability” or “Totally Disabled,” then, notwithstanding the foregoing provisions of this definition or the provisions of this Agreement, the definition of “Disability,” “Disabled,” “Total Disability” or “Totally Disabled” in such employment or services agreement, rather than the foregoing definition in this Agreement, shall apply as the definition of “Disability” to the Grantee for purposes of this Agreement.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

PENINSULA GAMING PARTNERS, LLC

By:
Name:
Title:

[●]

NEWYORK 7198733 (2K)